EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Worldwide Energy and Manufacturing USA, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jimmy Wang, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)	The information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

By:  /s/ JIMMY WANG
JIMMY WANG
Chief Executive Officer and Director
April 15, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Worldwide Energy and Manufacturing USA, Inc. and will be retained by Worldwide Energy and Manufacturing USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.